Exhibit 10.1

Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Eastern Branch, Agricultural Bank of China dated November 23, 2006.

Summary of the main articles
•	Contract number: NO.81101200600001989
•	Loan Principal: RMB 200 million;
•	Loan term: five years starting from the date loan is actually provided to the Company;
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Floating interest rate: Interest rate of loan shall be the benchmark rate of RMB loans announced by the People’s Bank of China less 10%, and shall be adjusted every three months in accordance with the benchmark rate of Renminbi loans announced by the People’s Bank of China;

•	Purpose of the loan is to purchase equipments and machines for the Company;
•	Advanced repayment of loan needs to be approved by the Creditor;
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Breach of contract penalties: suspension of loan un-provided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Creditor’s expenses incurred due to the Company’s breach of contract such as lawyer’s fee, travel cost in case of litigation, etc.

•	Other terms:
	i)	This loan agreement provides for borrowing capacity in addition to the Comprehensive Credit Facility Agreement Of Maximum Amount No. 81001200613170001;
ii)

The Obligor undertakes to pledge all its manufacturing facilities to the Creditor immediately after the Obligor receives the land use rights certification of the BAK Industrial Park, Kuichong Street, Shenzhen;

	iii)	The Obligor undertakes to pledge the machines and equipments which it buys in the future to the Creditor immediately after the Obligor receives these machines and equipments;
	iv)	The Maximum term of this contract is five years, starting from the date loan is actually provided to the Company;
	v)	This contract is guaranteed by the Guaranty Contract NO.81901200600001462 and the Pledge Contract NO.81902200600005528.

Summary of the articles omitted
•	Types of the loan
•	Clearing of the loan interest
•	Condition precedent to the drawing of the loan
•	Rights and obligations of the Obligor
•	Rights and obligations of the Creditor
•	Guarantee of the loan
•	Dispute settlement
•	Validity
•	Notes